UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2013

RXi PHARMACEUTICALS

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54910	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 West Park Drive, Suite 210

Westborough, Massachusetts 01581

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the RXi Pharmaceuticals Corporation Employee Stock Purchase Plan

On June 7, 2013, the Board of Directors and Compensation Committee of RXi Pharmaceuticals Corporation (the “Company”) approved an employee stock purchase plan (“ESPP”), subject to the approval of the Company’s stockholders within twelve months of the date the ESPP was adopted. The ESPP allows employees to contribute a percentage of their cash earnings, subject to certain maximum amounts, to be used to purchase shares of the Company’s common stock on each of two semi-annual purchase dates. The purchase price is equal to 90% of the market value per share on either (a) the date of grant of a purchase right under the ESPP or (b) the date on which such purchase right is deemed exercised, whichever is lower. The maximum number of shares available for issuance pursuant to the ESPP is equal to the lesser of: (a) 1,500,000 shares, increased on each anniversary of the adoption of the ESPP by one percent (1%) of the total shares of stock then outstanding, and (b) 3,400,000 shares. Upon adoption of the ESPP on June 7, 2013, an aggregate of 1,500,000 shares of common stock were authorized and available for issuance under the ESPP.

Approval of Cash Incentive Bonuses Earned in Fiscal Year 2012

On June 7, 2013, the Compensation Committee determined the bonus awards for Geert Cauwenbergh, Dr. Med. Sc., President and Chief Executive Officer of the Company, and Pamela Pavco, Ph.D., Chief Development Officer of the Company, in respect of fiscal year 2012 performance. The bonus awards for Drs. Cauwenbergh and Pavco were $180,000 and $90,000, respectively.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 7, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The following items of business were considered and voted upon at the Annual Meeting: (i) election of five directors to serve until the 2014 annual meeting; (ii) ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; (iii) an advisory (non-binding) vote with respect to executive compensation; (iv) an advisory (non-binding) vote with respect to the frequency of future advisory votes on executive compensation; and (v) amendment and ratification of the 2012 RXi Pharmaceuticals Corporation Long Term Incentive Plan, pursuant to the shareholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The number of shares of common stock entitled to vote at the Annual Meeting was 324,917,908. The number of shares of common stock present or represented by valid proxy at the annual meeting was 281,895,490. All matters submitted to a binding vote of stockholders at the Annual Meeting were approved. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Annual Meeting, are set forth below:

(i) Election of Directors.

Director Nominee	Votes For	Votes Withheld
Geert Cauwenbergh, Dr. Med. Sc.	231,655,926	315,056
Robert J. Bitterman	231,658,945	312,037
Keith L. Brownlie	231,657,053	313,929
H. Paul Dorman	231,649,472	321,510
Curtis A. Lockshin, Ph.D.	231,656,112	314,870

There were 49,924,508 broker non-votes regarding the election of directors.

(ii) Ratification of Auditors.

Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The results of the voting were 280,745,198 votes for, 988,592 votes against and 161,700 abstentions. There were no broker non-votes regarding this proposal.

(iii) Advisory (Non-Binding) Vote with Respect to Executive Compensation.

Stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as described in the Company’s definitive proxy statement for the Annual Meeting. The results of the voting were 230,406,282 votes for, 1,202,209 votes against and 362,491 abstentions. There were 49,924,508 broker non-votes regarding this proposal.

(iv) Advisory (Non-Binding) Vote with Respect to Frequency of Future Advisory Votes on Executive Compensation.

Stockholders selected, on a non-binding advisory basis, three years as the desired frequency of future advisory stockholder votes on executive compensation. The votes on this proposal were as follows:

Frequency Period	Votes Cast
One year	68,484,845
Two years	2,096,617
Three years	161,125,678

There were a total of 263,842 abstentions and 49,924,508 broker non-votes regarding this proposal. After considering the stockholder vote on this proposal, the Board adopted three years as the frequency of future say-on-pay votes.

(v) Amendment and Ratification of the 2012 RXi Pharmaceuticals Corporation Long Term Incentive Plan, pursuant to the Shareholder Approval Requirement of Section 162(M) of the Internal Revenue Code of 1986, as amended.

Stockholders approved the amendment and ratification of the 2012 RXi Pharmaceuticals Corporation Long Term Incentive Plan, pursuant to the shareholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended. The results of the voting were 230,361,132 votes for, 1,427,166 votes against and 182,684 abstentions. There were 49,924,508 broker non-votes regarding this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: June 13, 2013	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc. Chief Executive Officer